Exhibit 10(el)1


                                 AMENDMENT No. 1
                                       TO
                      DISTRIBUTION AND MARKETING AGREEMENT


This Amendment No. 1 to Distribution and Marketing Agreement ("Amendment") is dated as of October 8, 2003 (the "Effective Date") between Artera Group, Inc., a Delaware corporation ("Artera"), and Avaya Inc., a Delaware corporation ("Avaya").

WHEREAS, Artera and Avaya are parties to that certain Distribution and Marketing Agreement dated as of April 21, 2003 (the "Distribution Agreement");

WHEREAS, Avaya, either directly or through or one of its Affiliates, has an opportunity for the distribution of Artera Turbo to Subscribers through Bell Nordiq (defined below);

WHEREAS, the parties wish to make certain changes to the agreements contained in the Distribution Agreement with respect to licenses to Bell Nordiq in order to facilitate further distribution of Artera Turbo; and

WHEREAS, the parties desire to make certain changes to the amount of Unit Royalties payable by Avaya to Artera for Units licensed by or through Avaya to Bell Nordiq pursuant to the Distribution Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1.  DEFINITIONS

1.1 All terms capitalized but not defined in this Amendment will have the definitions given them in the Distribution Agreement.

1.2 "Bell Nordiq" means Bell Nordiq Income Fund, a Canadian limited partnership and its operating Affiliates, including Telebec Limited Partnership and Northern Tel Limited Partnership.

2.   LICENSING AND UNIT ROYALTIES

2.1 For purposes of Section 2.4 of the Distribution Agreement, and notwithstanding anything to the contrary contained therein, Bell Nordiq will be considered a "Major ISP" acting as a Reseller to Subscribers. Licenses for use of the Licensed Materials and the right to act as a Reseller may be a license or agreement between Avaya and Bell Nordiq and Units so licensed will be Royalty Licenses.

2.2 Notwithstanding anything contained in Section 3.1 of the Distribution Agreement, for each Unit licensed by Avaya to a Residential Subscriber through Bell Nordiq, Avaya shall pay to Artera a Unit Royalty equal to USD 1.05 per End User.

3.   GENERAL

Except as expressly amended by this Amendment, the Distribution Agreement will remain in full force and effect. This Amendment may be executed in one or more counterparts. Each counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument.


IN WITNESS WHEREOF the parties have caused this Amendment to be signed by their duly authorized representatives.


AVAYA INC.                                     ARTERA GROUP, INC.


By:   /s/  Lou  D'Ambrosio                     By:  /s/  Michael J. Parrella
      ------------------------                      ----------------------------
      Lou D'Ambrosio                                Michael J. Parrella
      Group VP - Global Services                    Chairman & President